Warburg Pincus Funds
Schedule 16 Calculations

Warburg Pincus Post-Venture Capital Fund
For the Period Inception to October 31, 1995

     Common Shares

          Aggregate Total Return With Waivers:

                    ((10,690-10,000)/10,000) = 6.90%

          Aggregate Total Return Without Waivers:

                    ((10,560-10,000)/10,000) = 5.60%

          Annualized Total Return With Waivers:

           ((10,690/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW]-1) = 109.18%

          Annualized Total Return Without Waivers:

            ((10,560/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW]-1) = 82.70%

     Series 2 Shares

          Aggregate Total Return With Waivers:

                    ((10,680-10,000)/10,000) = 6.80%

          Aggregate Total Return Without Waivers:

                    ((10,270-10,000)/10,000) = 2.70%

          Annualized Total Return With Waivers:

           ((10,680/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW]-1) = 107.02%

          Annualized Total Return Without Waivers:

           ((10,270/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW]-1) = 34.27%



------------------------
* - The preceding expression is being raised to the power of 1/.09041